Exhibit 99.1
News Release

Contact:	Layne Christensen Company Jerry W. Fanska Sr. Vice President-Finance 913-677-6858 www.laynechristensen.com
MONDAY, NOVEMBER 27, 2006
LAYNE CHRISTENSEN ANNOUNCES ACQUISITION OF AMERICAN WATER’S
UNDERGROUND INFRASTRUCTURE GROUP
Mission Woods, KS — November 27, 2006 — Layne Christensen Company (NASDAQ:LAYN) announced today it has closed the acquisition of American Water’s Underground Infrastructure Group (UIG), a major provider of cured in place pipe (CIPP) services for sewer line rehabilitation in the United States. UIG had revenues of approximately $47.4 million and earnings before interest, income taxes, depreciation and amortization (EBITDA) of approximately $5.6 million for the trailing twelve months ended June 30, 2006. The purchase price for UIG was $28.6 million, subject to a post-closing minimum tangible net worth adjustment. Layne Christensen anticipates the acquisition will be marginally accretive to earnings beginning in Fiscal 2008.
Jeff Reynolds, Executive Vice President of Layne Christensen Company, stated, “We are very excited and proud to have UIG be a part of our family of companies. Mark Harris, president of UIG, and his team have an excellent track record and have positioned UIG for continued growth in the CIPP market for sewer line rehabilitation in the United States.”
The acquisition was financed through an expansion of Layne Christensen’s revolving credit facility with LaSalle Bank National Association, as Administrative Agent, and a group of additional banks. The facility totals $200 million in credit capacity and provides for interest at variable rates equal to, at the Company’s option, a LIBOR rate plus 0.75% to 2.00% per annum or a base rate, as defined in the facility, plus up to 0.50% per annum, depending upon the Company’s leverage ratio. The credit facility is unsecured.
Questions to Layne concerning this transaction may be directed to Jerry W. Fanska, Sr. Vice-President-Finance, at (913) 677-6858 and questions to American Water may be directed to Kimberly Cooper, Director, External Communications at (856) 346-8207.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “will,” “will be,” “intend,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to the ability of Layne to successfully integrate the operations of UIG into its existing businesses, prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the risks and uncertainties normally incident to the exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.
Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.